Exhibit 10.2

Form of Registration Rights AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of ___________, 2014 and is by and between ITEM MEDIKAL TEKNOLOJILERI LTD STI, and GUIDED THERAPEUTICS, INC. (the “Company”).

As an inducement to the other parties hereto to make an investment in the Company’s securities pursuant to the subscription agreement, dated August 29, 2014 and accepted by the Company on September 2, 2014 (the “Subscription Agreement”), or pursuant to substantially similar subscription agreements, the Company has agreed to grant the other parties hereto certain rights set forth in this Agreement. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Subscription Agreement.

The parties therefore agree as follows:

SECTION 1.    Registration Rights.

1.1              Definitions. For purposes of this Agreement:

“Holder” means any (i) person who owns Registrable Securities at the relevant time and is a party to this Agreement or (ii) any permitted assignee of such person.

“Registrable Securities” means, as of any date of determination, (a) the Subscription Shares, (b) the Warrant Shares then issuable upon exercise in full of the Warrants, and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities will cease to be Registrable Securities for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, or (y) such Registrable Securities have been previously sold in accordance with Rule 144.

1.2              Piggy-Back Registration. If the Company, at any time prior to a Holder’s disposition of more than 50% of the Registrable Securities owned by such Holder as of the date hereof, proposes to file on behalf of any of its security holders a registration statement (or post-effective amendment to a prior registration statement) under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of securities for resale by certain selling stockholders, it will give written notice to all Holders at least 20 days before the initial filing with the SEC of such registration statement (or post-effective amendment). The notice will offer to include in such filing (or, if applicable, pursuant to Rule 429(b) under the Securities Act, a new registration statement with a combined prospectus that serves as a post-effective amendment to a prior registration statement) the aggregate number of shares of Registrable Securities as the Holders may request.

Each Holder desiring to have Registrable Securities registered under this Section 1.2 shall advise the Company in writing, within 10 days after the date of receipt of such notice, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall include in such filing the number of shares of Registrable Securities for which registration is so requested and shall use its reasonable best efforts to effect registration under the Securities Act of such shares. Except as otherwise provided in Section 1.4, the Company shall bear all expenses of such registration.

1.3              Registration Procedures. If the Company is required by the provisions of Section 1.2 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a)                prepare and file with the SEC a registration statement with respect to such securities, and any amendments and supplements thereto, and use its reasonable best efforts to keep the registration statement continuously effective for as long as any Holder holds Registrable Securities;

(b)               furnish to each Holder such number of copies of a prospectus or prospectus supplement in conformity with the requirements of the Securities Act;

(c)                use its reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder reasonably requests (provided, however, that the Company will not be obligated to qualify to do business in any jurisdiction in which it is not then qualified or to file any general consent to service or process); and

(d)               promptly notify each Holder whose Registrable Securities are intended to be, or are, covered by such registration statement (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of the happening of any event that makes any statement made in a registration statement or related prospectus untrue or that requires the making of any changes in such registration statement or prospectus, or other documents, so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the temporary suspension of effectiveness of such registration statement as permitted by Section 1.6(b).

The Company will have no obligation to take any action pursuant to this Agreement in respect of the securities that are to be registered at the request of any Holder unless such Holder furnishes to the Company such information regarding the securities held by such Holder and the intended method of disposition of the securities as the Company reasonably requests and as required in connection with the action taken by the Company.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 1.3(e)(ii) or (iii), such Holder shall immediately discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended prospectus or receipt of notice that the suspension has been lifted, as applicable.

1.4              Expenses. The Company shall pay all expenses it incurs in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 1.3(c), except that the Company will not be liable for any fees and expenses incurred by the Holders, including, but not limited to, fees and expenses of counsel for the selling security holders or brokerage fees or underwriting discounts or commissions, if any.

1.5              Indemnification and Contribution.

(a)                In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the fullest extent permitted by law the Holder of such Registrable Securities, such Holder’s directors and officers, and each other person who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and will survive the transfer of such securities by such Holder.

(b)               Each Holder, by acceptance hereof, agrees to indemnify and hold harmless to the fullest extent permitted by law the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (d) below, no Holder will be required to indemnify any person pursuant to this Section 1.5 or to contribute pursuant to paragraph (d) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c)                Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (although the failure to give such notice will not limit the rights of such person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder will have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel will be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party may not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent may not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)               If the indemnification provided for in this Section 1.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

1.6              Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

(a)                The Company will not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company, the sale or other disposition of such Holder’s Registrable Securities, in the manner proposed by such Holder, may be effected without registering such Registrable Securities under the Securities Act.

(b)               The Company will have the right to delay the filing or delay or suspend the effectiveness of a registration statement contemplated by this Agreement during one or more periods aggregating not more than 90 days in any twelve-month period in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

SECTION 2.    Board Rights.

2.1              Appointment of Designee. If, by December 31, 2015, Purchaser has purchased from the Company an aggregate of $2,000,000 in the Company’s equity securities (inclusive of the Subscription Shares, but exclusive of any Warrant Shares or shares issuable upon exercise of any subsequently issued warrants) in accordance with a mutually agreeable timetable for additional investments (but subject to Section 2.3), then by no later than January 31, 2016, the Company shall expand its board of directors (the “Board”) by one director and appoint a designee of Purchaser reasonably acceptable to the Board (a “Designee”) to fill the vacancy.

2.2              Nomination at Subsequent Annual Meetings. If a Designee is appointed to the Board pursuant to Section 2.1, then for so long as the Purchaser or any of its affiliates own more than 50% of the shares of Common Stock held by them as of December 31, 2015, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company shall cause the nomination of the Designee (or an alternative designee of the Purchaser who is reasonably acceptable to the Board, such alternative to be deemed the Designee for purposes of this Section 2 upon election or appointment) for election to the Board at each subsequent annual meeting, or upon the death, resignation, removal or disqualification of the Designee, if earlier. The Purchaser and/or the Designee shall provide written notice of the Designee to the Company, together with any information pertaining to the Designee reasonably requested by the Company, including a duly completed directors’ and officers’ questionnaire typically furnished to the Board by its directors.

2.3              Limitation on Board Rights. Notwithstanding anything to the contrary in this Section 2, the Company shall not be obligated to offer or sell any shares of Common Stock to the Purchaser other than the Subscription Shares (and the Warrant Shares upon exercise of the Warrants) and shall have no liability to the Purchaser for such refusal to offer or sell shares, even if such refusal prevents Purchaser from satisfying the ownership conditions set forth in Section 2.1. However, should Purchaser invest at least an aggregate of $1,500,000 in the Company’s equity securities, Purchaser shall have the right to request the Board to consider the appointment of the Designee to the Board.

SECTION 3.    Miscellaneous.

3.1              Notices.

(a)                Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: personal delivery, Registered or Certified Mail (in each case, return receipt requested and postage prepaid), nationally recognized overnight courier (with all fees prepaid; signature upon receipt), facsimile or e-mail.

(b)               Any party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”) at the last-known address appearing on the books of the Company maintained for such purpose, if to a Holder, and to the Company’s corporate headquarters, attention: Chief Executive Officer, if to the Company, or, in each case, to another Addressee or another address as designated by a party in a Notice pursuant to this Section.

(c)                Except as provided elsewhere in this Agreement, a Notice is effective only if the party giving the Notice has complied with subsections (a) and (b) of this Section 3.1 and if the Addressee has received the Notice. Notice is deemed to have been received upon date of the return receipt or signature upon receipt, or confirmation of receipt via facsimile or e-mail, as appropriate.

3.2              No Assignment by Holders. Except as expressly provided in this Section 3.2, no Holder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company and any such purported assignment will be null and void. A Holder may assign its rights under this Agreement without such consent to any affiliate of such Holder who acquires Registrable Securities from such Holder or its affiliates; provided, however, that any such affiliate must agree to agree to be bound by the terms of this Agreement , and become a Holder for purposes of this Agreement. Nothing in this Agreement will be construed to give any third party any legal or equitable right, remedy or claim under or with respect to this Subscription Agreement, except such rights as may inure to a permitted assignee pursuant to this Section 3.2.

3.3              Governing Law; Jurisdiction; Jury Waiver. This Agreement is governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement will be effective if mailed to the parties in accordance with Section 3.1. The parties waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

3.4              Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

3.5              Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

3.6              Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by .pdf or facsimile), each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

3.7              Termination. The Company’s obligations under this Agreement will cease with respect to any person when such person ceases to be a Holder. Notwithstanding the foregoing, the Company’s obligations under Sections 1.4 and 1.5 will survive in accordance with their terms.

[signature page to follow]

This Registration Rights Agreement is being signed effective as of the date first written above.

GUIDED THERAPEUTICS, INC.

By:____________________________________

Name: Gene S. Cartwright

Title: Chief Executive Officer

ITEM MEDIKAL TEKNOLOJILERI LTD STI

By:____________________________________

Name: Muzaffer Yazici

Title: Managing Director